Exhibit 3.107

CERTIFICATE OF FORMATION

of

First Data Financial Services, L.L.C.

This Certificate of Formation of First Data Financial Services, L.L.C. (the “L.L.C.”), dated January 15, 1998 is being duly executed and filed by James P. Lerdal, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. § 18-101 et seq.) (the “L.L.C.” Act”).

FIRST.                   The name of the limited liability company formed hereby is First Data Financial Services, L.L.C.

SECOND.              The address of the registered office of the L.L.C. in the State of Delaware is Corporation Trust Center, 1013 Centre Road, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

THIRD.                  The L.L.C.’s existence will be perpetual.

FOURTH.              The business purpose of the LLC is any purpose permitted pursuant to the L.L.C. Act.

FIFTH.                   The initial member of the L.L.C. is Integrated Payment Systems Inc., a Delaware corporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ James P. Lerdal
James P. Lerdal
Authorized Person